SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 10, 1997
                                                       (November 26, 1997)

                   REFAC TECHNOLOGY DEVELOPMENT CORPORATION
               Exact Name of Registrant as Specified in Charter

           DELAWARE                0-7704               13-1681234
           (State or Other         (Commission          (IRS
           Jurisdiction            File Number)         Employer
           of Incorporation)                            Identifica
                                                        tion No.)

             122 EAST 42ND STREET, NEW YORK, NEW YORK        10168
            Address of Principal Executive Offices        (Zip Code

                                 212-687-4741
              Registrant's telephone number, including area code

                                      N/A
          Former Name or Former Address, if Changed Since Last Report


          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

               On November 26, 1997, pursuant to an Agreement and Plan of Merger, dated as of November 25, 1997, by and among REFAC Technology Development Corporation (the "Company"), HFID Acquisition Corporation ("Merger Sub"), Human Factors/Industrial Design, Inc. ("Human Factors") and Douglas M. Spranger, Werner R. Kamuf, Bert D. Heinzelman and Paul J. Mulhauser, stockholders of Human Factors (the "Principal Stockholders"), Merger Sub, a New York corporation and a wholly owned subsidiary of the Company, was merged with and into Human Factors, a New York corporation (the "Merger"). Human Factors continued as the surviving corporation in the Merger (the "Surviving Corporation") and became a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, the Principal Stockholders of Human Factors will continue as members of the board and officers of the Surviving Corporation and the employees of Human Factors will continue as employees of the Surviving Corporation. Douglas M. Spranger, the President of the Surviving Corporation, will become a member of the board of directors of the Company.

               As a result of the Merger, the common stock, without par value, of Human Factors, was converted into the right to receive aggregate merger consideration of $6,000,000, consisting of shares of common stock, par value $.10, of the Company (the "Company Stock"), and cash.
          Stockholders of Human Factors received aggregate merger consideration of 12,000 shares of Company Stock and $450,000 in cash upon the effectiveness of the Merger, and will receive an additional 107,374 shares of Company Stock and $4,050,000 in cash in a subsequent payment on January 5, 1998. For purposes of the Merger, the Company Stock was valued at $12.565051 per share, which was the average of the daily closing prices per share reported on the American Stock Exchange from the period beginning September 17, 1997 and ending on November 24, 1997. In addition, the Principal Stockholders and the other former stockholders (together with the Principal Stockholders, the "Stockholders") of Human Factors are eligible to receive contingent payments ("Contingent Payments") after the first five fiscal years of operation of the Surviving Corporation, based upon the performance of the Surviving Corporation during those five fiscal years. The aggregate of these Contingent Payments shall equal (i) the excess, if any, in the Average EBITDA (As defined in the Merger Agreement), over $891,000 multiplied by (ii) 3.366, which amount shall then be reduced by (iii) certain amounts payable under employment agreements between the Surviving Corporation and the Human Factors Stockholders and other employees of the Surviving Corporation. Under the Merger Agreement, the Company is obligated to contribute $1,000,000 in additional capital to the Surviving Corporation within 90 days of the closing of the Merger. The Merger Agreement contains certain provisions regarding non-competition, non-solicitation and confidentiality with respect to the Principal Stockholders.

               Pursuant to the Merger Agreement, the Surviving Corporation has entered into employment agreements (the "Employment Agreements") with each of the Stockholders, and the Company has issued Guarantees to the Stockholders with respect to the Surviving Corporation's obligations under the Employment Agreements. The Company entered into stock option agreements with each of the Stockholders and with certain other key employees of Human Factors, pursuant to which an aggregate of 165,000 shares of the Company Stock, subject to adjustments for extraordinary dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, can be issued. The Company also entered into a Management Agreement with the Surviving Corporation and the Principal Stockholders, dated as of November 25, 1997, which provides, among other things, that each of the Principal Stockholders and a designee of the Company shall be on the board of directors of the Surviving Corporation. The Management Agreement also gives the Principal Stockholders a right of first negotiation for shares of the Surviving Corporation's stock, in the event that the Company desires to make a disposition of such stock.

          ITEM 7.  FINANCIAL STATEMENTS,  PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS.

               (a)  Not applicable.

               (b)  Not applicable.

               (c) Exhibits

               2.1 Agreement and Plan of Merger By and Among REFAC Technology Development Corporation, Human
                    Factors Industrial Design, Inc. and The
                    Principal Stockholders of Human Factors
                    Industrial Design, Inc., dated as of November
                    25, 1997, with exhibits thereto.


                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange
          Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  December 10, 1997

                                   REFAC TECHNOLOGY
                                   DEVELOPMENT CORPORATION
                                       (Registrant)

                                   By: /s/ Robert L. Tuchman
                                       ---------------------
                                   Name:  Robert L. Tuchman
                                   Title: President



                                   EXHIBITS

          2.1 Agreement and Plan of Merger By and Among REFAC Technology Development Corporation, Human Factors Industrial Design, Inc. and The Principal Stockholders of Human Factors Industrial Design, Inc., dated as of November 25, 1997, with exhibits thereto.